TRESCOM INTERNATIONAL, INC.

                            STOCK OPTION AGREEMENT


            AGREEMENT, dated as of February 6, 1997, by and between TresCom International, Inc., a Florida corporation (the "Company") and the undersigned optionee (the "Optionee").

      1. GRANT OF OPTIONS. The Company hereby grants to the Optionee in accordance with the attached Notice of Stock Option Grant (the "Notice of Grant") options (the "Options") to purchase a total number of shares (the "Shares") of the Common Stock, $.0419 par value (the "Common Stock"), of TresCom International, Inc. set forth in the Notice of Grant at the "Option Price Per Share" set forth in the Notice of Grant (the "Exercise Price").

            If designated as incentive stock options ("ISOs"), the Options are intended to qualify as "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent any Option issued pursuant to this Agreement does not qualify as an ISO under the Code, such Option shall be considered a nonstatutory stock option ("NSO") under the Code.

     2. EXERCISE OF OPTIONS. The Options shall be exercisable during their term in accordance with the terms and conditions set forth below:

            (a)   RIGHT TO EXERCISE.

                  (i) VESTING SCHEDULE. Subject to Optionee's continued employment and the terms of this Agreement and further subject to early vesting in the event of a Change in Control (as defined in the Stock Option Plan (as hereinafter defined)), Options to purchase the Shares shall become vested and fully exercisable as to 20% of such Shares on the first anniversary of the Vesting Commencement Date (as defined in the Notice of Grant) and shall become vested and fully exercisable as to an additional 20% of such Shares on each anniversary of such first anniversary, such that the Options are fully exercisable five (5) years after the Vesting Commencement Date.

                  (ii) The Options may not be exercised for a fraction of a share.

                  (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Options shall be governed by Section 5 below.

                  (iv) In no event may any Option be exercised after the Term Expiration Date set forth in the Notice of Grant.

                  (v) As used in this Agreement, the following terms shall have the meanings ascribed to them below:

            "CAUSE" shall have the meaning given to such term in the Employment Agreement (as defined herein).

            "COMMITTEE" means the Compensation Committee that administers the Stock Option Plan (as defined herein).

            "DISABILITY" shall have the meaning given to such term in the Employment Agreement.

            "EMPLOYMENT AGREEMENT" means the Employment Agreement, dated as of October 1, 1995, as amended, between Optionee and the Company.

            "NON-PERFORMANCE" shall have the meaning given to such term in the Employment Agreement.

            "STOCK OPTION PLAN" means the TresCom International, Inc. Second Amended and Restated 1994 Stock Option Plan, as the same may be amended from time to time in accordance with its terms.

            "TERMINATION WITHOUT CAUSE" shall have the meaning given to such term in the Employment Agreement.

                  (vi) To the extent the aggregate fair market value (determined as of the time the Options are granted) of Shares with respect to which Options are exercised for the first time by Optionee during any calendar year exceeds the maximum amount permitted by the Code for treatment as ISOs, such Options shall be treated as NSOs for purposes of the Code. This rule shall be applied by taking into account Options in the order in which they were granted. Options that are treated as NSOs shall otherwise be subject to all the provisions of this Agreement to the extent applicable.

            (b) PROCEDURE FOR EXERCISE. The Options shall be exercisable by written notice (in the form attached hereto as Exhibit A) which shall state the election to exercise Options, the method of exercise, the number of Shares in respect of which Options are being exercised, and such representations and agreements with respect to such shares of Common Stock as may be required by the Company. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. Options shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

            No Shares will be issued pursuant to the exercise of Options unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or automated quotation service upon which the Shares may then be listed or quoted.

      3.    METHOD OF PAYMENT.

            (a) Payment of the Exercise Price for the number of shares for which Options are being exercised shall be made:

                  (i)   in cash or by check;

                  (ii) by tender to the  Company of shares of the  Common  Stock then owned by the Optionee having a fair market value, as determined by the Company's Board of Directors, at least equal to the Exercise Price; or

                  (iii)       a combination of the foregoing.

            (b) Notwithstanding the foregoing, Options may not be exercised by tender to the Company of shares of the Common Stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Common Stock or, if in the opinion of counsel to the Company, such tender of stock might impair the ability of purchasers of stock from the Company from taking full advantage of the provisions of Section 1202 of the Code relating to capital gains treatment of stock issued by the Company. Unless otherwise provided by the Committee, an Option may not be exercised by tender to the Company of shares of the Common Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

      4. RESTRICTIONS ON EXERCISE. Options may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of an Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      5.    TERMINATION OF RELATIONSHIP.

            (a) In the event of (i) the termination of the Employment  Agreement for Cause, Non-Performance or by reason of the death or Disability of Optionee or (ii) the termination by Optionee of his employment by the Company (other than pursuant to a Termination Without Cause), Optionee may, to the extent, but only to the extent, Options are vested as of the date of termination as provided in this Agreement, exercise this Option during the "Termination Period" described in the Notice of Grant, and any Options which are not deemed to have vested in accordance with Section 2(a) hereof shall automatically expire and be terminated.

            (b) In the event of the termination of the Employment Agreement pursuant to a Termination Without Cause, all Options which had not previously vested shall automatically be deemed to have vested and Optionee may, to the extent Options are deemed to have vested as set forth herein, exercise Options during the Termination Period, and any Options which are not deemed to have vested in accordance herewith shall automatically expire and be terminated.

            (c) If, following the expiration of the Employment Agreement, the employment of Optionee is terminated, Optionee may, to the extent otherwise so entitled at the date of such termination, exercise Options during the Termination Period, and any Options which are not deemed to have vested in accordance herewith shall automatically expire and be terminated.

            (d) If Optionee does not exercise Options within the time specified herein as to any Shares, such Options shall terminate as to such Shares.

            (e) For purposes of this Section 5 and the definition of "Cause" in subsection 2(a)(v), "Company" shall mean TresCom International, Inc. and any of its subsidiaries (as defined in the Stock Option Plan).

      6.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

            (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Stock Option Plan but as to which no Options have yet been granted or which have been returned to the Stock Option Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Options.

            (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

            (c) MERGER. In the event of a merger of the Company with or into another corporation, the Options shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. For the purposes of this paragraph, the Options shall be considered assumed if, following the merger, the Options confer the right to purchase, for each Share subject to a vested Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); PROVIDED, HOWEVER, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of Options, for each Share subject to such Options, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

      7. NON-TRANSFERABILITY OF OPTIONS. Options may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him/her. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

      8. TERM OF OPTIONS. The Options may be exercised only on or prior to the "Term Expiration Date" set forth in the Notice of Grant, and may be exercised during such term only in accordance with the terms and conditions of this Agreement.

      9. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Agreement of some of the federal tax consequences of exercise of Options and disposition of the Shares. THIS SUMMARY ADDRESSES ONLY CERTAIN OF THE GENERAL FEDERAL INCOME TAX CONSIDERATIONS; IT DOES NOT CONSIDER THE FACTS AND CIRCUMSTANCES OF ANY PARTICULAR OPTIONEE'S SITUATION, NOR DOES IT ADDRESS STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS. THIS SUMMARY IS BASED ON FEDERAL TAX LAW AS CURRENTLY IN EFFECT, AND SUCH TAX LAW IS SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OF RECEIVING AND EXERCISING OPTIONS AND DISPOSING OF SHARES BEFORE EXERCISING THE OPTIONS OR DISPOSING OF THE SHARES.

            (i) EXERCISE OF ISOS. If an Option qualifies as an ISO, no regular federal income tax will be imposed upon the exercise of such Option. However, the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will generally be treated as an adjustment for federal alternative minimum tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

            (ii) EXERCISE OF NSOS. If an Option does not qualify as an ISO, federal income tax may be imposed upon the exercise of such Option. The Optionee will generally be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to deduct and withhold applicable taxes from Optionee's compensation, or collect such amounts from Optionee and pay them to the applicable taxing authorities, at the time of exercise.

            (iii) DISPOSITION OF SHARES. In the case of Shares acquired on exercise of an NSO that are held for at least one (1) year, any gain realized on disposition of the Shares will generally be treated as long-term capital gain for federal income tax purposes. In the case of Shares acquired on exercise of an ISO that are held for at least one (1) year after exercise and two (2) years after the "Date of Grant" set forth in the Notice of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of prior to the later of one (1) year after exercise of the ISO and two (2) years after the Date of Grant, any gain realized on such disposition will generally be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price, and the balance of such gain will generally be treated as long-term capital gain.

            (iv) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If an Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two (2) years after the Date of Grant, or (2) the date one
(1) year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current compensation paid to the Optionee.

     10. RECEIPT OF STOCK OPTION PLAN. Optionee acknowledges that he has received, read and understood the provisions of the Stock Option Plan pursuant to which this Agreement was issued, and agrees to be bound by its terms and conditions.

      11. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee (or if no Committee is then in existence, to the Company's Board of Directors), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee (or the Board) shall be final and binding on the Company and on Optionee.

      12. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     13. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

      14. ENTIRE AGREEMENT; GOVERNING LAW; SEVERABILITY. The Stock Option Plan, Notice of Grant and Exercise Notice are incorporated herein by reference. This Agreement, the Stock Option Plan, the Notice of Grant and the Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

OPTIONEE                                  TRESCOM INTERNATIONAL, INC.


_________________________________         By:__________________________________
Signature                                 Title:






ADDRESS:                                  ADDRESS:

__________________________________        200 East Broward Boulevard
                                          Fort Lauderdale, Florida 33301
__________________________________

                                   EXHIBIT A


                                EXERCISE NOTICE


TresCom International, Inc.
200 East Broward Boulevard
Fort Lauderdale, FL  33301

Attention:    Secretary

      1. EXERCISE OF OPTION. Effective as of today, ________________, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ________ shares of Common Stock (the "Shares") of TresCom International, Inc. (the "Company") under and pursuant to the Company's Second Amended and Restated 1994 Stock Option Plan (the "Stock Option Plan"), and the Stock Option Agreement by and between the Company and the Optionee dated February 6, 1997 (the "Option Agreement").

      2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Stock Option Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. References herein to this "Agreement" include this Exercise Notice, the Stock Option Plan, the Notice of Grant (which is attached to the Option Agreement) and the Option Agreement, all of which are incorporated herein by reference as provided in
Section 11 hereof.

      3. COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any other provision of the Option Agreement to the contrary, Optionee understands and acknowledges that the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act of 1933, as amended, all applicable state securities laws and all applicable requirements of any stock exchange, automated quotation service or over the counter market on which the Company's Common Stock may be listed or traded at the time of exercise and transfer. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

      4. RIGHTS AS SHAREHOLDER. Subject to the terms and conditions of this Agreement, Optionee shall have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Optionee delivers full payment of the Exercise Price until such time as Optionee disposes of the Shares.

      5. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

      6. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. This Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

      7. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the committee thereof that administers the Stock Option Plan (or if no such committee is then in existence, to the Company's Board of Directors), which shall review such dispute at its next regular meeting. The resolution of such a dispute by the committee (or the Board) shall be final and binding on the Company and on Optionee.

      8. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

     9.  FURTHER  INSTRUMENTS.   The  parties  agree  to  execute  such  further
instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

     10. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares. Optionee hereby elects to pay the full Exercise Price (check the appropriate box):

                 |_|  in cash or by check;

                 |_| by tender to the Company of shares of Common Stock in accordance with Section 3(a)(ii) of the Option Agreement;

                 |_|  by a combination of the foregoing.

      11. ENTIRE AGREEMENT; GOVERNING LAW; SEVERABILITY. The Stock Option Plan, Notice of Grant and Option Agreement are incorporated herein by reference. This Exercise Notice, the Stock Option Plan, the Notice of Grant and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Florida, excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

Submitted by:                             Accepted by:

OPTIONEE:                                 TRESCOM INTERNATIONAL, INC.


_________________________________         By:________________________________
Signature                                 Title:

_________________________________
Print Name

ADDRESS:                                  ADDRESS:

_________________________________         200 East Broward Boulevard
                                          Fort Lauderdale, Florida 33301